                                                                   EXHIBIT 10.13




         THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("TAX OID") FOR U.S. FEDERAL INCOME TAX PURPOSES. INFORMATION REGARDING SUCH TAX OID MAY BE OBTAINED FROM THE CORPORATE SECRETARY AT PHASE METRICS, INC., 3978 SORRENTO VALLEY BOULEVARD, SAN DIEGO, CALIFORNIA 92121.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT DATED AS OF NOVEMBER 23, 1994, COPIES OF WHICH WILL BE FURNISHED BY PHASE METRICS, INC. AND ANY SUCCESSOR THERETO UPON REQUEST AND WITHOUT CHARGE.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

No. ___                                                                $_______

                              PHASE METRICS, INC.

                     Convertible Subordinated Note Due 1999


                 Phase Metrics, Inc., a California corporation (the "Issuer"), for value received hereby promises to pay to _____________ (the "Holder") and its successors, transferees and assigns by wire transfer of immediately available funds to an account (the "Bank Account") designated by the Holder by notice to the Issuer the principal sum of ________________ dollars ($_________) plus accrued interest on November 22, 1999 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 The principal amount of this Note shall bear interest at the Applicable Rate, but such interest shall not be payable until maturity. As used herein, "Applicable Rate" means a rate per annum equal to (x) for the period commencing on the date of original issuance of this Note (the "Issue Date") up to and including the date that is the third anniversary of the Issue Date, 25%; and (y) thereafter, in respect of each twelve-month period commencing on the first day immediately succeeding an anniversary of the Issue Date and ending on the next succeeding anniversary of the Issue Date, the greater of (i) 12.5% and (ii) the Prime Rate in effect on the first Business Day in such twelve-month period plus 2%. "Prime Rate" means the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its prime rate.

                 This Note is one of the duly authorized notes of the Issuer (the "Notes") referred to in the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of November 23, 1994 among the Issuer, DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc., DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Capital VI, L.P., Arthur J. Cormier and John F. Schaefer, as amended. This Note is subject to certain restrictions set forth in the Securityholders Agreement (the "Securityholders Agreement") dated as of the date hereof among the Issuer and the other parties thereto.

                 The Issuer agrees to issue to the Holder or any permitted transferee of the Holder from time to time a replacement Note or Notes in the form hereof and in such denominations as such Person may request to facilitate such transfers and assignments. References to "Notes" shall include the Note or Notes issued following a permitted transfer or assignment of this Note in whole or in part to more than one purchaser. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue a replacement Note if this Note has been lost, stolen, mutilated or destroyed.

                 The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder of this Note and of all permitted transferees of this Note. References to the "Holder" (or "Holders") shall mean the Person (or Persons) listed in the Register as the payees of the Notes. The ownership of this Note shall be proven by the Register. For the purpose of paying any amounts owing under this Note, the Issuer shall be entitled to rely on the name and address in the Register and notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 2.1(a) if payment is made in accordance with the name and address contained in the Register.

                 Section 1. Certain Terms Defined. The following terms for all purposes of this Note shall have the respective meanings specified below. The terms defined in this Section 1.1 include the plural as well as the singular.

                 "Accreted Amount" means the principal amount of this Note plus accrued interest thereon.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Issuer shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Issuer. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and





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
"under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Bridge Securities Purchase Agreement" means the Bridge Securities Purchase Agreement dated as of November 23, 1994 between Phase Metrics, Inc. and PM Funding, Inc., as Purchaser, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

                 "Common Stock" means the common stock of the Issuer.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations, including accrued and unpaid interest and premium, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Derivative Security" means any security convertible into or exchangeable for Common Stock, or any stock appreciation right or option, warrant or other irrevocable right to purchase or subscribe for Common Stock or any security convertible into or exchangeable for Common Stock.

                 "Exercise Price" means, with respect to any Derivative Security on any determination date, the exercise price or conversion price per share of Common Stock applicable to such Derivative Security on such date.

                 "Fully Diluted Common Stock" means, with respect to Common Stock and without duplication, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for Common Stock, stock appreciation rights or options, warrants and other irrevocable rights to purchase or subscribe for Common Stock or





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
securities convertible into or exchangeable for Common Stock, and any Person shall be deemed to own such number of Fully Diluted shares of Common Stock as such Person has the right to acquire from any other Person (including the Issuer).

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

                 "Material Debt" means (i) all Debt of the Issuer and/or one or more of its Subsidiaries owing to any of the DLJ Buyers (as defined in the Securities Purchase Agreement) or their respective Affiliates (other than the Notes) and (ii) any other Debt (other than (a) the Notes, (b) Debt of the Issuer owed to any Subsidiary or (c) Debt of any Subsidiary owed to the Issuer or any other Subsidiary) of the Issuer and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an outstanding principal amount exceeding $500,000 individually or $1,000,000 in the aggregate, whether such Debt exists as of the date hereof or shall hereafter be created.

                 "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or Instrumentality thereof.

                 "Senior Debt" means (a) all principal of, premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on the Notes issued pursuant to the Bridge Securities Purchase Agreement, (b) any renewals, refinancings or extensions of any of the foregoing (or any





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portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Issuer thereunder or with respect thereto, including under any other Financing Document. Terms used in this definition that are not defined herein have the meaning specified in the Bridge Securities Purchase Agreement.

                 "Series A Preferred Stock" and "Series B Preferred Stock" shall have the meanings as defined in the Securities Purchase Agreement.

                 "Significant Subsidiary" means any Subsidiary that would meet the definition of "Significant Subsidiary" under Regulation S-X promulgated under the Securities Exchange Act of 1934 if the Issuer were subject to the periodic reporting obligations set forth in such Act.

                 "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer.

                 "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business in connection with the obtaining of materials or services.

                 "Trigger Event" means the completion of an initial public offering of shares of Common Stock pursuant to an effective registration statement resulting in net proceeds to the Issuer of not less than $15 million at a price per share of Common Stock of not less than $93.33 per share (as adjusted to take into account any subdivisions, combinations or reclassifications of the Common Stock after the date hereof).

                 Section 2.       Events of Default and Remedies.

                 Section 2.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                 (a) default in the payment of all or any part of the principal (including accrued OID) of or interest (if any) on any of the Notes as and when the same shall become due and payable, at maturity, upon any redemption, by acceleration or otherwise; or





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                 (b)      (i) there shall be a default under any Material Debt
         of the Issuer or any Significant Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Material Debt of the Issuer or any Significant Subsidiary and the effect of such default is to cause the holder of any Material Debt to cause any Material Debt to become due prior to its stated maturity or (ii) the Issuer or any Significant Subsidiary shall fail to make any payment in respect of any Material Debt at maturity thereof; or

                 (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the property of the Issuer or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 days; or

                 (d) the Issuer or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Significant Subsidiary or for any substantial part of the property of the Issuer or any Significant Subsidiary, or the Issuer or any Significant Subsidiary shall make any general assignment for the benefit of creditors;

then, and in each and every such case (other than an Event of Default specified in Section 2.1(c) or 2.1(d) hereof), the Holders of at least a majority in aggregate Accreted Amount of the Notes then outstanding, by notice in writing to the Issuer, may declare the aggregate Accreted Amount of the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in
Section 2.1(c) or 2.1(d) occurs, the aggregate Accreted Amount of the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Holders.

                 Section 2.2 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.





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                 No delay or omission of the Holders to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

                 Section 2.3 Waiver of Past Defaults. The Holders of a majority in aggregate Accreted Amount of the Notes then outstanding may waive any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuer and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 Section 3. Covenants. The Issuer agrees that, so long as any amount payable under this Note remains unpaid:

                 Section 3.1      Information  The Issuer shall deliver to the
Holder:

                 (a) within five days after any officer of the Issuer obtains actual knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer of the Issuer setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto;

                 (b) promptly after the Issuer commences preparing for a Trigger Event, a certificate of an executive officer of the Issuer stating that such Trigger Event is planned to occur; and

                 (c) promptly upon the filing thereof, the quarterly and annual financial reports that the Issuer is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, in the event the Issuer is not required to file such reports, reports containing substantially the same information as would be required in such reports (it being understood that the foregoing shall not be construed to require presentation in the manner required by such Act and the regulations thereunder so long as the data required thereunder is so provided).





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
                 Section 3.2 Conduct of Business and Maintenance of Existence. The Issuer will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Issuer and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

                 Section 3.3 Inspection of Property, Books and Records. The Issuer will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit, and will cause each of its Subsidiaries to permit, representatives of the Holders at the Holders' expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                 Section 4. Redemption. (a) The Notes shall not be redeemable by the Issuer prior to the third anniversary of the Issue Date. Any time after the third anniversary of the Issue Date, the Issuer may redeem the Notes at its option, at any time in whole or from time to time in part, at a cash redemption price equal to the aggregate Accreted Amount of the Notes to be redeemed at the date of redemption thereof.

                 (b) Commencing on the fourth anniversary of the Issue Date and at any time thereafter, Holders of not less than a majority in aggregate Accreted Amount of Notes then outstanding shall have the right, exercisable at their option by written notice to the Issuer, to require the Issuer to redeem the Notes, at any time in whole or from time to time in part, at a cash redemption price equal to the aggregate Accreted Amount of the Notes to be redeemed at the date of redemption thereof.

                 (c) In the event of any event constituting a "liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary" for purposes of the final sentence of Article (IV)(B) paragraph 4(a) of the Issuer's articles of incorporation, the Issuer will redeem all of the Notes at a cash redemption price equal to their aggregate Accreted Amount on the date of redemption thereof.

                 (d) In the event the Issuer shall redeem the Notes, notice of such redemption shall be given by first class mail, postage prepaid, mailed, in the case of a redemption pursuant to Section 4(a), not less than 30 days nor more than 60 days prior to the redemption date and, in the case of a redemption pursuant to Section 4(b), promptly following receipt of the written request of the Holders of the Notes, to each Holder of the Notes to be redeemed at such Holder's address as the same appears on the Register; provided that neither the failure to give such notice nor any defect therein shall affect the validity of





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the giving of notice for the redemption or any Note to be redeemed except as to the Holder to whom the Issuer has failed to give said notice or except as to the Holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the aggregate Accreted Amount of Notes to be redeemed and, if fewer than all the Notes are to be redeemed, the aggregate Accreted Amount of Notes to be redeemed from such Holder; (iii) the redemption price;
(iv) the place or places where Notes are to be surrendered for payment of the redemption price; and (v) that OID on the Notes to be redeemed will cease to accrue on such redemption date.

                 (e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Issuer in providing money for the payment of the redemption price of the Notes called for redemption), OID on the Notes so called for redemption shall cease to accrue, and all rights of the Holders thereof (except the right to receive from the Issuer the redemption price) shall cease. Upon surrender in accordance with said notice of the certificate for any Notes so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Issuer shall so require and the notice shall so state), such Notes shall be redeemed by the Issuer at the aforesaid redemption price. In case the Notes are redeemed in part, new Notes shall be issued representing the unredeemed portions of such Notes without cost to the Holder thereof.

                 Section 5.       Conversion.

                 Section 5.1 Conversion. (a) Subject to the provisions of this Section 5, the Holder of this Note shall have the right, at any time and from time to time, at the Holder's option, to convert this Note, in whole or in part, into fully paid and non-assessable shares of Common Stock.

                 (b) Subject to the provisions of this Section 5, this Note shall be converted automatically, in whole and not in part, into fully paid and non-assessable shares of Common Stock upon the occurrence of a Trigger Event. Any conversion pursuant to this Section 5.1(b) shall occur automatically, without further action on the part of the Holder or the Issuer.

                 (c) The number of shares of Common Stock deliverable upon conversion of each $1,000 of principal amount of this Note, adjusted as hereinafter provided, is referred to herein as the "CONVERSION RATIO." The Conversion Ratio as of the date of original issuance of this Note applicable to the conversion of each $1,000 principal amount of this Note is equal to 32.142, subject to adjustment from time to time pursuant to Section 5.7 hereof. Where any Note is converted in part at any time, the portion of the total Accreted Amount of such Note so presented for conversion at such time as shall be deemed to represent the principal amount in respect thereof shall be the total principal amount of this Note multiplied by a fraction, the numerator of which is the Accreted Amount at such time of the portion of this Note as is presented for conversion and the denominator of which is the total Accreted





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
Amount of this Note at such time. Notwithstanding any call for redemption having been given pursuant to Section 4, the right to convert any Note so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption, unless the Issuer shall default in making payment of the amount payable upon such redemption. On conversion of this Note, the portion of accrued OID and accrued Tax OID attributable to the period from the date of issuance to the date of conversion shall be deemed to be paid in full to the Holder thereof through the delivery of Common Stock (with a value equal to the amount of the accrued OID) in accordance with the foregoing provisions in exchange for this Note. No claim for accrued interest will survive conversion of this Note into Common Stock.

                 (d) Notwithstanding anything herein to the contrary, no shares of Common Stock shall be issued upon conversion of any of the Notes to
(i) DLJ Merchant Banking Funding, Inc. or (ii) any other Affiliate of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") designated in writing to the Issuer from time to time by DLJ Merchant Banking Funding, Inc., unless in connection with such conversion the Issuer shall have received a certificate from DLJ Merchant Banking Funding, Inc. to the effect that (A) immediately upon such conversion, DLJ will not directly or indirectly own, control or hold 5% or more of the voting securities of the Issuer, within the meaning of the New York insurance law or (B) it and The Equitable Life Assurance Society of the United States ("The Equitable") have been advised by counsel satisfactory to the Equitable that immediately upon such conversion DLJ will not be in control of the Issuer within the meaning of the New York insurance law. The Issuer and the Holders will use reasonable efforts to enter into mutually agreed upon arrangements to facilitate conversion of the Notes into Common Stock in accordance with the provisions of the first sentence of this clause (d).

                 Section 5.2 Exercise Procedure. (a) In order to exercise the conversion privilege and upon the occurrence of a Trigger Event, the Holder shall surrender this Note at the office of the Issuer, together with, in the case of a conversion pursuant to Section 5.1(a), a written notice of the Holder's election to convert, signed and completed, specifying the portion of the Note to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which this Note is registered, this Note shall, subject to the provisions of the Securityholders Agreement, be accompanied by an instrument of transfer, in form satisfactory to the Issuer, duly executed by the Holder or the Holder's authorized attorney, together with an amount sufficient to pay any transfer or similar tax.

                 (b) As promptly as practicable after the surrender by the Holder as aforesaid, the Issuer shall issue and shall deliver to such Holder, or on the Holder's written order to the Holder's transferees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this Section 5.
In case the Notes are converted in part, new Notes shall be issued representing the unconverted portions of such Notes without cost to the Holder thereof.





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                 (c)      Each conversion shall be deemed to have been effected
(i) in the case of any conversion pursuant to Section 5.1(a), immediately prior to the close of business on the date on which this Note shall have been surrendered and such notice received by the Issuer as aforesaid and (ii) in the case of any conversion pursuant to Section 5.1(b), on the date of the Trigger Event, and the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into that number of shares of Stock specified in Section 5.1(c) at such time on such date. All shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and non-assessable, free of all Liens and charges and not subject to any preemptive rights. Upon the surrender of this Note, the principal amount (including accrued OID) of this Note shall no longer be deemed to be outstanding and all rights of the Holder with respect to this Note surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts, if any, payable pursuant to this Section 5.

                 Section 5.3 Effect of Election. (a) Upon the earlier of delivery to the Issuer by the Holder of a notice of election to convert or the date of the Trigger Event, the right of the Issuer to redeem this Note shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

                 (b) The Accreted Amount of this Note shall cease to accrue on the date such conversion shall be deemed to have been effected pursuant to Section 5.2(c). From and after such date, the Holder of this Note shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if this Note had been converted to shares of Common Stock at such time.

                 (c)      Except to the extent provided in Section 5.3(b) or in
Section 5.7, the Issuer shall make no adjustment for the principal amount (including accrued OID) of this Note on conversion of this Note or for dividends on the shares of Common Stock issued upon such conversion.

                 Section 5.4 Issuance of Shares. (a) The Issuer covenants that it shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting the conversion of this Note.

                 (b) Prior to the delivery of any securities which the Issuer shall be obligated to deliver upon conversion of this Note, the Issuer shall comply with respect to the issuance of such securities with all applicable federal and state laws and regulations which require action to be taken by the Issuer.

                 Section 5.5 Taxes on Conversion. The Issuer will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involving the issue or delivery of shares of Common Stock in a name other than that of the Holder and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid.

                 Section 5.6 No Fractional Shares. In connection with the conversion of this Note or a portion hereof, no fractions of shares of Common stock shall be issued, but in lieu thereof the Issuer shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Daily Price per share of Common Stock on the Business Day on which this Note or a portion hereof is deemed to have been converted.

                 Section 5.7 Anti-Dilution. (a)(i) In case the Issuer shall at any time after the date of issuance of this Note (I) declare a dividend or make a distribution on Common Stock payable in Common Stock, (II) subdivide or split the outstanding Common Stock, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Issuer is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of this Note after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Issuer (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (III), (IV) or (V) above) which, if this Note had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Issuer (x) is not a Person with which the Issuer consolidated or into which the Issuer merged or which merged into the Issuer or to which such recapitalization, sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Issuer held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section 5.7(a)(i) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

                 (ii) In case the Issuer shall issue or sell any Common Stock (other than Common Stock issued (I) upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Notes, (II) pursuant to the Issuer's stock option plans or pursuant to any other Common Stock related employee compensation plan of the Issuer approved by the Issuer's Board of Directors or (III) upon exercise or conversion of any security the setting of a record date for which or issuance of which caused an adjustment under paragraphs (a)(iii) or (a)(iv) hereof, (IV) upon exercise of warrants issued to lenders of the Issuer including, without limitation, pursuant to the Bridge Securities Purchase Agreement or (V) in connection with any bona fide, arms-length direct or indirect merger, acquisition or similar transaction), without consideration or for a consideration per share less than the then Conversion Price Per Common Share (as defined in paragraph (a)(vi)), the Conversion Ratio to be in effect after such issuance or sale shall be determined by multiplying the Conversion Ratio in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the sum of (x) the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Valuation Per Common Share (as defined in Section 5.7(a)(vi)) immediately prior to such issuance or sale plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in (A)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Valuation Per Common Share immediately prior to such issuance or sale, plus (y) the aggregate of the product of each share of Fully Diluted Common Stock (other than shares of Common Stock included in
(B)(x) or employee stock options) outstanding immediately prior to such issuance or sale and the Exercise Price applicable to such share of Fully Diluted Common Stock, plus (z) the aggregate consideration, if any, to be received by the Issuer upon such issuance or sale. In case any portion of the consideration to be received by the Issuer shall be in a form other than cash, the fair market value of such noncash consideration shall be utilize in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Issuer; provided that if the holders of 25% of the aggregate Accreted Amount of the Notes shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be received by the Issuer and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                 (iii) In case the Issuer shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities of the Issuer entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Conversion Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Ratio shall be adjusted pursuant to Section 5.7(a)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 5.7(a)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (a)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Ratio which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

                 (iv) In case the Issuer shall issue rights, options (other than options issued, pursuant to a plan described in clause II of Section 5.7(a)(ii)) or warrants (other than warrants described in Clause IV of Section 5.7(a)(ii)) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the then Conversion Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Ratio shall be adjusted pursuant to Section 5.7(a)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in
Section 5.7(a)(ii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 5.7(a)), the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Ratio which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Ratio shall be made pursuant to this Section 5.7(a)(iv) to the extent that the Conversion Ratio shall have been adjusted pursuant to Section 5.7(a)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                 (v) In case the Issuer shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the continuing corporation,) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to,
Section 5.7(a)(iii) hereof), the Conversion Ratio to be in effect after such record date shall be determined by multiplying the Conversion Ratio in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Valuation Per Common Share on such record date, and (B) the denominator of which shall be the Current Valuation Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (a)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Ratio shall again be adjusted to be the Conversion Ratio which would then be in effect if such record date had not been fixed.

                 (vi) For the purpose of any computation under Sections 5.7(a)(ii), (iii), (iv) or (v) or Section 5.6 hereof, on any determination date, (I) the "CURRENT VALUATION PER COMMON SHARE" shall be the greater of the Current Market Price Per Common Share and the Conversion Price Per Common Share (each as defined below), (II) the "CURRENT MARKET PRICE PER COMMON SHARE" shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days immediately prior to such date, (III) the "CONVERSION PRICE PER COMMON SHARE" shall be $1,000 divided by the Conversion Ratio in effect on such date, and (IV) "DAILY PRICE" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation system ("NASDAQ"); (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if the shares of such class of Common Stock are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported an amount, not less than book value, determined in good faith to be the fair market value in such reasonable manner as may be prescribed by the Board of Directors of the Issuer. For purposes of any computation under this Section 5.7(a) or Section 5.6, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Issuer.

                 (vii)    No adjustment to the Conversion Ratio pursuant to
Section 5.7(a)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Ratio; provided however, that any adjustments which by reason of this Section 5.7(a)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (a) shall be made to the nearest four decimal points.

                 (viii) In the event that, at any time as a result of the provisions of this Section 5.7(a), the holders of this Note upon subsequent conversion shall become entitled to receive any shares of capital stock of the Issuer other than Common Stock, the number of such other shares so receivable upon conversion of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                 (b) All adjustments pursuant to this Section 5.7 shall be notified to the holders of this Note and such notice shall be accompanied by a schedule of computation of the adjustments.

                 Section 6. Certain Actions. So long as there remain outstanding Notes and/or shares of Series B Preferred Stock representing at least 25% of the aggregate number of shares of Fully Diluted Common Stock represented by the Notes and shares of Series B Preferred Stock immediately following the closing under the Securities Purchase Agreement (determined taking into account any adjustment in accordance with the terms of the Notes and the Series B Preferred Stock), the Issuer shall not, without the written consent of Holders of 75% in aggregate Accreted Amount of the Notes then outstanding, take, or permit it any Significant Subsidiary to take, any of the following actions:

                          (i) amend, alter or repeal, whether by merger,
                 consolidation, or otherwise, any of the provisions of the articles of incorporation or the bylaws of the Issuer or any Significant Subsidiary in a manner adverse to the preferences, privileges, voting rights or powers of the Holders of the Notes;

                          (ii) voluntarily liquidate, dissolve, or wind up the
                 Issuer or any Significant Subsidiary;

                          (iii) voluntarily sell, convey, exchange or transfer
                 (for cash, shares of stock, securities or other consideration) all or substantially all of the property or assets of the Issuer or any Significant Subsidiary or merge into or consolidate with any other corporation unless the holders of Common Stock would receive in connection therewith consideration per share of Common Stock held by them at least equal to $93.33 per share (as adjusted to take into account any subdivisions, combinations or reclassifications of the Common Stock after the date hereof);

                          (iv) increase the size of the Board of Directors; of
                 the Issuer or any Significant Subsidiary;

                          (v) terminate or alter in any material respect the terms of employment (including the duties and responsibilities) of John F. Schaefer or Arthur J. Cormier;

                          (vi)(a) incur, assume, or at any time be liable with respect to, any Debt, (b) refinance or renew any Debt, (c) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than in the case of clause (a), (x) pursuant to the notes (the "Bridge Notes") dated November 23, 1994 issued pursuant to the Bridge Securities Purchase Agreement, (y) any Debt at any time after the closing under the Securities Purchase Agreement which, after giving effect to the incurrence or assumption thereof or liability therefor, would not result in aggregate Debt outstanding at such time (other than Debt then outstanding in respect of the Notes or the Bridge Notes) being more than $3 million, and (z) any Debt incurred the proceeds of which are to be applied by the Issuer to redeem all (but not less than all) of the then outstanding Notes and shares of Series B Preferred Stock in accordance with the redemption provisions applicable to such securities;

                          (vii)   except as expressly permitted in Article
                 (IV)(B), paragraph (5)(a) of the Issuer's articles of incorporation or as expressly required in such articles of incorporation, pay or declare dividends or distributions on the capital stock of the Issuer or any Significant Subsidiary;

                          (viii)  except as expressly permitted in Article
                 (IV)(B), paragraph (5)(a) of the Issuer's articles of incorporation or as expressly required in such articles of incorporation, redeem or repurchase any shares of capital stock of the Issuer or any Significant Subsidiary, phantom equity or similar rights or interests or any warrants, options or other rights to purchase, substitute for or acquire shares of capital stock, phantom equity or similar rights or interests or securities convertible into or exchangeable for any shares of capital stock, phantom equity or similar rights or interests of the Issuer or any Significant Subsidiary, except repurchases of options or capital stock from employees at cost.

                 Section 7.  Subordination.

                 Section 7.1 The Issuer and the Holder agree for the benefit of the Senior Debt that all indebtedness evidenced by this Note, including principal, premium, if any, and interest, and all other amounts payable to the Holder hereunder (including, for all purposes of this Note, any payment in respect of redemption or purchase or other acquisition hereof) (collectively, the "Subordinated Debt") shall, to the extent hereinafter set forth, be subordinate and junior to all Senior Debt.

                 Section 7.2 Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Issuer under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, neither the Issuer nor any of its Subsidiaries or Affiliates shall make, and the Holder shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Note (including any payment in respect of redemption or purchase or other acquisition, but excluding the accrual of interest hereon) or any interest herein; provided that (a) this Section 7.2 shall not prevent the payment in cash of accrued and unpaid interest on this Note, but only if (i) both before and after giving effect to such payment, no default ("Payment Default") in payment of any principal of or premium or interest on any Senior Debt shall have occurred and be continuing and (ii)(a) so long as any Bridge Note remains outstanding, PM Funding, Inc. shall not have determined (and notified the Issuer of its determination) that there has occurred a material adverse change, or development involving a prospective change, in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer and its Subsidiaries, taken as a whole, since the respective dates as of which information with respect thereto is set forth in the Confidential Information Memorandum Relating to the Acquisition of Phase Metrics, Inc., ProQuip, Inc. and Cambrian Systems, Inc. by Phase Metrics Management and DLJ Merchant Banking Partners, L.P. dated October 1994 or in the facts and information supplied to PM Funding, Inc., through November 23, 1994, with respect thereto and (b) once all the Bridge Notes shall have been paid in full, the Issuer shall not have received written notice from a lender or trustee under any Senior Debt that a default (other than a Payment Default) under any Senior Debt shall have occurred and be continuing, or that such interest payment on this Note would result in such a default, permitting such lender or trustee to accelerate the maturity thereof; provided that in the case of this clause (ii), the period (a "Payment Blockage Period") during which such interest payment on this Note shall be prohibited shall commence on the date of receipt of such notice and end on the earliest of (x) 179 days thereafter, (y) the date on which such default shall have been waived in writing or cured and
(z) the date on which the benefits of this clause (ii) shall have been waived in writing by such Senior Debt lender or trustee. Only one such Payment Blockage Period may commence within any 360 consecutive day period. Notwithstanding anything in clause (ii) to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date such interest payment on this Note was due. Any accrued and unpaid interest not permitted by this Section 7.2 to be paid shall be deemed to not have been due and payable on such date and the failure to pay such accrued interest shall not constitute an Event of Default hereunder.

                 Section 7.3 Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Issuer under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, the Holder will not commence or maintain any action, suit or any other legal or equitable proceeding against the Issuer, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holders of Senior Debt shall also join in bringing such proceeding; provided that the foregoing shall not prohibit the Holder from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

                 Section 7.4 In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Issuer or to its creditors, in their capacity as creditors of the Issuer, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Issuer, whether or not involving insolvency or bankruptcy, then:

                 (a) the holders of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the Holder is entitled to receive any payment on account or in respect of Subordinated Debt; and

                 (b) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities to which the Holder would be entitled, but for the provisions of this Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Debt

(as defined in the Bridge Securities Purchase Agreement) and any other representative on behalf of the holders of Senior Debt to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

                 Section 7.5 Should any payment or distribution or security or the proceeds of any thereof be collected or received by the Holder in respect of the Subordinated Debt, at a time when the payment thereof by the Issuer is prohibited by the terms of this Note, the Holder will forthwith deliver the same to a representative on behalf of the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Holder where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by the Holder as the property of the holders of the Senior Debt.

                 Section 7.6 The Holder of this Note shall not be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Issuer until all amounts payable with respect to the Senior Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for these provisions shall, as between the Issuer, its creditors other than the holders of the Senior Debt, and the Holder of this Note, be deemed to be a payment by the Issuer to or on account of the Senior Debt. The subordination provisions of this Note are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Debt, on the other hand.

                 Section 7.7 Subject to the payment in full of all of the Senior Debt, the Holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Holder of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the holders of the Senior Debt shall, as between the Issuer, its creditors other than the holders of Senior Debt and the Holder of this Note, be deemed to be a payment to or on account of the Subordinated Debt. The Holder agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holders of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Holder on account of the Subordinated Debt at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by the Holder in trust as the property of the holders of the Senior Debt and the Holder shall forthwith deliver the same to a representative on behalf of the holders of the Senior Debt for the equal and ratable benefit of the holders of the Senior Debt for application to payment of all Senior Debt in full.

                 Section 7.8 The Holder of this Note hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of the Subordinated Debt:

                 (i) the obligation and liabilities of the Issuer or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                 (ii) the holders of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                 (iii) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of the Issuer may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein.

                 Section 7.9 Nothing contained in the subordination provisions of this Note is intended to or shall impair, as between the Issuer, its creditors other than the holders of the Senior Debt, and the Holder, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Note, as and when the same shall become due and payable (except as otherwise provided in this Note) in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and other creditors of the Issuer other than the holders of the Senior Debt.

                 Section 7.10 The Holder of this Note acknowledges and agrees that the holders of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to the Issuer pursuant thereto. No present or future holder of Senior Debt shall be prejudiced in his right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Issuer or the Holder. The subordination provisions contained herein are for the benefit of the holders of the Senior Debt from time to time and, so long as any Senior Debt is outstanding under any agreement, may not be rescinded, cancelled or modified in any way without the prior written consent thereto of holders of a majority in aggregate principal amount of Senior Debt.

                 Section 7.11 Notwithstanding anything to the contrary in this Note, upon any payment or distribution of assets of the Issuer in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, the Holder shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

                 Section 7.12 The subordination provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of the Holder; and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.

                 Section 8. Modification of Notes. The Notes may be modified with the written consent of the Holders of a majority in aggregate Accreted Amount of the Notes then outstanding. The Holders of a majority in aggregate Accreted Amount of the Notes then outstanding may waive compliance by the Issuer of any provision of the Notes.

                 Section 9. Miscellaneous. THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE. The Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time Of payment, or forbearance or other indulgence without notice. The Holder by acceptance of this Note agrees to be bound by the provisions of this Note. The Section headings herein are for convenience only and shall not affect the construction hereof.

                 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of this 23rd day of November, 1994.

                                       PHASE METRICS, INC.


                                       By: /s/ ARTHUR J. CORMIER
                                           ------------------------------------
                                           Name:  Arthur J. Cormier
                                           Title: President

                             Second Addendum to Note
No.____                                                                $________
                               PHASE METRICS, INC.
                     Convertible Subordinated Note Due 1999



             This Second Addendum to the Convertible Subordinated Note Due 1999 dated as of November 23, 1994 (as amended, supplemented or modified from time to time, the "Note"), issued by Phase Metrics, Inc. to___________ is made by Phase Metrics, Inc. as of June 30, 1995, pursuant to the Second Amendment to the Securities Purchase Agreement (as defined in the Note) dated as of even date herewith.

             The Note is hereby amended as follows:

             (1) Section 1 of the Note, the definition of "Senior Debt" is hereby restated in its entirety as follows:

              "Senior Debt" means (a) all principal of, premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) (i) on any indebtedness for borrowed money of the Issuer or any of its Subsidiaries under the Credit Agreement (the "Credit Agreement") dated as of March 15, 1995 between Canadian Imperial Bank of Commerce, as Agent (as defined in the Credit Agreement), each of the Lenders (as defined in the Credit Agreement) party thereto and the Issuer and (ii) payable pursuant to the Subordinated Secured Promissory Notes (the "Helios Notes") issued to the former shareholders of Helios, Incorporated ("Helios") pursuant to that certain Stock Purchase and Exchange Agreement dated as of June 30, 1995, by and among the Issuer, Helios and each of the other parties signatory thereto (the "Stock Purchase Agreement"); (b) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Issuer thereunder or with respect thereto, including under any other Loan Document (as defined in the Credit Agreement). Notwithstanding the foregoing, so long as the indebtedness evidenced by the Helios Notes shall be subordinate and junior to any indebtedness for borrowed money of the Issuer or its Subsidiaries (whether pursuant to the Credit Agreement or otherwise) (the "Other Senior Indebtedness"), then the rights and benefits of the holders of Senior Debt under Sections 7.4 and 7.5 of this Note, and the last sentence of Section 7.7 of this Note, shall inure solely to the benefit of the holders of Debt under the Credit Agreement and the other holders of Senior Debt, excluding however the principal of, premium and interest under the Helios Notes, nor any renewals, refinancings or extensions of the foregoing, nor the fees, expenses, indemnities or other amounts payable by the Issuer thereunder or with respect thereto (collectively, the "Helios Owed Amounts"); provided, however, that as soon as all Other Senior Indebtedness shall be paid in full or otherwise satisfied, then for purposes of Sections 7.4 and
          7.5 of this Note, and the last sentence of Section 7.7 of this Note, "Senior Debt" shall include the Helios Owed Amounts.

          (2) Section 6(vi) of the Note is hereby restated in its entirety as follows:

          "(vi)(a) incur, assume, or at any time be liable with respect to, any Debt, (b) refinance or renew any Debt or (c) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than: (1) in the case of clause (a), (w) any Debt at any time after the closing under the Securities Purchase Agreement which, after giving effect to the incurrence or assumption thereof or liability therefor, would not result in aggregate Debt outstanding at such time (other than Debt then outstanding in respect of the Notes or under the Credit Agreement or the Helios Notes) being more than $3 million, (x) any Debt under the Credit Agreement and related documents (provided that the aggregate principal amount of Debt outstanding under the Credit Agreement and related documents at any time shall not exceed $23 million which amount is exclusive of amounts that may be owing in respect of interest, fees, costs, expenses, indemnities and the like), (y) any Earn-Out Payments (as defined in the Stock Purchase Agreement) payable pursuant to Section 1.4 of the Stock Purchase Agreement; provided, that the aggregate amount of Debt outstanding with respect to the Earn-Out Payments at any time shall not exceed $4.1 million and Debt under the Helios Notes (provided that the aggregate principal amount of Debt outstanding under the Helios Notes at any time shall not exceed Four Million Dollars ($4.0 million), and (z) any Debt incurred the proceeds of which are to be applied by the Issuer to redeem all (but not less than all) of the then outstanding Notes and shares of Series B Preferred Stock in accordance with the redemption provisions applicable to such securities; and (2) in the case of clause (b) or (c),
     (x) any refinancing or renewal of the Debt under the Credit Agreement, and any repayment or prepayment of revolving working capital Debt under the Credit Agreement or any mandatory prepayment of Debt required under the terms of the Credit Agreement, and (y) any repayment or prepayment of the Helios Notes and any discharge or payment of the Earn-Out Payments;"

          (3) A new Section 7.13 is hereby added to the Note as follows:

          "Section 7.13. The holders of the Helios Notes shall be entitled to be paid the principal amount thereof and accrued interest before (i) any debt which is subordinated to the payment of the Helios Notes is paid, including, without limitation, the DLJ Debt (as defined below), and (ii) any payment to or distribution of assets shall be made among the holders of any class of shares or securities of the capital stock of Issuer in their capacities as holders of such securities. The Helios Notes and the indebtedness represented thereby and the payment of the principal of, premium, if any, and interest on the Helios Notes shall in all respects, including right of payment, rank senior to all existing indebtedness of Issuer to DLJ Merchant Banking Partners, Inc., DLJ International Partners, C.V., DLJ Offshore Partners C.V., DLJ Merchant Banking Funding, Inc., DLJ Capital Corporation, Sprout Growth 11, L.P., Sprout Capital Vi, L.P., PM Funding, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and/or any affiliate, assignee, transferee or successor of any of the above under those certain Promissory Notes of Issuer issued to such entities under that certain Securities Purchase Agreement dated as of November 23, 1994 among Issuer and the other parties signatory thereto and all extensions, renewals or refinancings of such Notes (the "DLJ Debt")."




                           [Signature Pages to Follow]

                             Third Addendum to Note
No._________                                                      $_____________



                               PHASE METRICS, INC.
                     Convertible Subordinated Note Due 1999

             This Third Addendum (this "Addendum") to the Convertible Subordinated Note Due 1999 dated as of November 23, 1994, amended as of March 15, 1995, and June 30, 1995 (as so amended, the "Note"), issued by Phase Metrics, Inc. to ______________ is made by Phase Metrics, Inc. as of January 16, 1996, pursuant to the Second Amendment dated as of January 16, 1996 to the Securities Purchase Agreement (as defined in the Note).

             The Note is hereby amended as follows:

             (1) In the definition of "Senior Debt" in Section 1 of the Note, the definition of "Credit Agreement" in sub-clause (i) of clause (a) therein is hereby restated in its entirety to read as follows:

              "the First Amended and Restated Credit Agreement (as it may be amended, modified, supplemented or restated from time to time, the "Credit Agreement") dated as of January 16, 1996, among Canadian Imperial Bank of Commerce, as Agent (as defined in the Credit Agreement), each of the Lenders (as defined in the Credit Agreement) from time to time party thereto, and the Issuer, Helios Incorporated and Applied Robotic Technologies, as co-borrowers, and any extensions, renewals, refundings or refinancings thereof"

             (2) Section 6(vi) of the Note is hereby restated in its entirety as follows:

              "(vi)(a) incur, assume, or at any time be liable with respect to, any Debt, (b) refinance or renew any Debt or (c) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than (1) in the case of clause (a), (w) any Debt at any time after the closing under the Securities Purchase Agreement which, after giving effect to the incurrence or assumption thereof or liability therefor, would not result in aggregate Debt outstanding at such time (other than Debt then outstanding in respect of the Notes, the Credit Agreement, the EarnOut Payments (as defined below) or the Helios Notes) being more than $10 million, (x) any Debt under the Credit Agreement and related documents (provided that the aggregate principal amount of Debt outstanding under the Credit Agreement and related documents at any time shall not exceed $75,000,000 which amount is exclusive of amounts that may be owing in respect of interest, fees, costs, expenses, indemnities and the like),
          (y) any Earn-Out Payments (as defined in the Stock

          Purchase Agreement) payable pursuant to Section 1.4 of the Stock Purchase Agreement ("Earn-Out Payments") (provided that the aggregate amount of Debt outstanding with respect to the Earn-Out Payments at any time shall not exceed $4.1 million) and Debt under the Helios Notes (provided that the aggregate principal amount of Debt outstanding under the Helios Notes at any time shall not exceed $4.0 million), and (z) any Debt incurred the proceeds of which are to be applied by the Issuer to redeem all (but not less than all) of the then outstanding Notes and shares of Series B Preferred Stock in accordance with the redemption provisions applicable to such securities and (2) in the case of clause (b) or (c), (x) any extensions, renewals, refundings and refinancings of the Debt outstanding under the Credit Agreement, (y) any repayment or prepayment of revolving working capital Debt under the Credit Agreement or any mandatory prepayment of Debt required under the terms of the Credit Agreement and (z) any repayment or prepayment of the Helios Notes and any discharge, payment or replacement of the Helios Earn-Out Payments;"

             (3) Section 7. 10 of the Note is hereby amended by deleting the words "a majority" in the last sentence and replacing them with "at least 75%, or such lesser percentage as may be provided therefor in the Credit Agreement from time to time.

             IN WITNESS WHEREOF, the Issuer has caused this Addendum to be duly executed as of this 16th day of January, 1996.



                                       PHASE METRICS, INC.



                                       By: /s/ JOHN F. SCHAEFER
                                           ------------------------------------
                                       Name: John F. Schaefer
                                       Title: Chief Executive Officer

                             Sixth Addendum to Note
No._______                                                        $_____________

                               PHASE METRICS, INC.
                     Convertible Subordinated Note Due 2005

             This Sixth Addendum to the Convertible Subordinated Note Due 2001 dated as of November 23, 1994, amended as of March 15, 1995, June 30, 1995, January 16, 1996, June 21, 1996 and December 4. 1996 (as amended., supplemented or modified from time to time, the "Note"), issued by Phase Metrics, Inc. to is made by Phase Metrics, Inc. as of January 30, 1998, pursuant to the Fifth Amendment to the Securities Purchase Agreement (as defined in the Note) dated as of even date herewith.

             The Note is hereby amended as follows:

             (i) The maturity date of the Note is hereby extended from December 31, 2001 to July 15, 2005. All references in the Note to "December 31, 2001" are hereby deleted and replaced with "July 15, 2005". All references in the Note to "Convertible Subordinated Note Due 2001" are hereby deleted and replaced with "Convertible Subordinated Note Due 2005".

             (ii) Section 1 of the Note, the definition of "Senior Debt" is hereby restated in its entirety as follows:

              "Senior Debt" means (a) all principal of, premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) (i) on any indebtedness for borrowed money of the Issuer or any of its Subsidiaries under the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of January 30, 1998 between Fleet National Bank, as lender and as agent, each of the Lenders (as defined in the Credit Agreement) party thereto and the Issuer and (ii) on any indebtedness of the Issuer or any of its Subsidiaries under that certain Indenture dated January 30, 1998 among the Issuer, certain of its Subsidiaries and State Street Bank and Trust Company of California, N.A., as trustee; (b) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Issuer thereunder or with respect thereto, including under any other Loan Document (as defined in the Credit Agreement).

              (iii) Section 4(a) of the Note is hereby deleted.

              (iv)  Section 4(b) of the Note is hereby deleted.

              (v) Section 6(vi) of the Note is hereby restated its entirety as follows:

              "(vi)(a) incur, assume, or at any time be liable with respect to, any Debt, (b) refinance or renew any Debt or (c) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than (1) in the case of clause (a), (w) any Debt at any time after the Closing which, after giving effect to the incurrence or assumption thereof or liability therefor, would not result in aggregate Debt outstanding at such time (other than Debt then outstanding in respect of the Notes and the Credit Agreement and Senior Notes (as such terms are defined below), or any customer deposits) being more than $15,000,000, (x) any Debt under the Amended and Restated Credit Agreement (as it may be amended, modified, supplemented or restated from time to time, the "Credit Agreement") dated as of January 30, 1998, among Fleet National Bank and each of the other Lenders (as defined in the Credit Agreement) party thereto, and the Issuer, as borrower, and related documents (provided, that the aggregate principal amount of Debt outstanding under the Credit Agreement at any time shall not exceed $40,000,000, which amount is exclusive of amounts that may be owing in respect to interest, fees, costs, expenses, indemnities and the like), (y) any Debt related to the 10 3/4% Senior Notes of the Issuer due 2005, issued by the Issuer pursuant to the Purchase Agreement (the "Purchase Agreement") between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation dated January 23, 1998 (the "Senior Notes") (provided, that the aggregate principal amount of Debt outstanding under the Senior Notes shall not exceed $110,000,000, which amount is exclusive of amounts that may be owing in respect to interest, fees, costs, expenses, indemnities and the like), and (z) any Debt incurred the proceeds of which are to be applied by the Issuer to redeem all (but not less than all) of the then outstanding Notes and shares of Series B Preferred Stock in accordance with the redemption provisions applicable to such securities and (2) in the case of clause (b) or (c), (x) any extensions, renewals, refundings and refinancings of the Debt outstanding under the Senior Notes and Credit Agreement including, without limitation, the exchange of the Senior Notes with new notes registered under the Securities Act of 1933, as amended, as contemplated by the Registration Rights Agreement (as defined in the Purchase Agreement) entered into upon the closing of the Purchase Agreement and (y) any repayment or prepayment of revolving working capital Debt under the Credit Agreement or any mandatory prepayment or redemption of Debt required under the terms and conditions of the Credit Agreement and the Indenture (as defined in the Purchase Agreement) (including any indenture related to the Senior Notes to be issued in the exchange offer contemplated by the Purchase Agreement and the Registration Rights Agreement) related to the

          Senior Notes dated January 30, 1998, between the Issuer and State Street Bank and Trust Company of California, N.A. as Trustee;"

             This Sixth Addendum to Note shall become effective upon the consummation of the Issuer's sale of the Senior Notes pursuant to the Purchase Agreement.


Dated: January 30, 1998                PHASE METRICS, INC.


                                       By: /s/ R. JOSEPH SAUNDERS
                                           ------------------------------------
                                       Name: R. Joseph Saunders
                                       Title: Vice President - Finance